EXHIBIT 7

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
Legal Title of Bank	Page RC-1

NEW YORK	13
City

NY 10005-2858
State Zip Code

FDIC Certificate Number: 00623

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 2006

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands				Rcfd	Tri Bil Mil Thou
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coln (1)			0081	2,085,000	1.a
	b. Interest bearing balances (2)			0071	271,000	1.b
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
	b. Available-for-sale securities (from Schedule RC-B, column D)			1773	1,570,000	2.b
3.	Federal funds sold and securities purchased under agreements to resell:			RCON
	a. Federal funds sold in domestic offices			B987 RCFD	2,180,000	3.a

	b. Securities purchased under agreements to resell (3)			B989	1,697,000	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a. Loans and leases held for sale			5369	297,000	4.a
	b. Loans and leases, net of unearned income	B528	6,646,000			4.b
	c. LESS: Allowance for loan and lease losses	3123	127,000			4.c
	d. Loans and leases, net of unearned income and allowance (item 4:b minus 4.c)			B529	6,519,000	4.d
5.	Trading assets (from Schedule RC-D)			3545	16,501,000	5
6.	Premises and fixed assets (including capitalized leases)			2145	146,000	6
7.	Other real estate owned (from Schedule RC-M)			2150	1,000	7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	8,000	8
9.	Not applicable
10.	Intangible assets:
	a. Goodwill			3163	0	10.a
	b. Other intangible assets (from Schedule RC-M)			0426	41,000	10.b
11.	Other assets (from Schedule RC-F)			2160	7,501,000	11
12.	Total assets (Sum of Items 1 through 11)			2170	38,817,000	12

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031

Legal Title of Bank	Page RC-2
FDIC Certificate Number: 00623	14

Schedule RC—Continued

Dollar Amounts in Thousands						Tri Bil Mil Thou
LIABILITIES

13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			RCON 2200	11,626,000	13.a

		(1) Noninterest-bearing (1)	6631	4,195,000			13.a.1
		(2) Interest-bearing	6636	7,431,000			13.a.2
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)			RCFN 2200	7,296,000	13.b
		(1) Noninterest-bearing	6631	1,896,000			13.b.1
		(2) Interest-bearing	6636	5,400,000			13.b.2

14.	Federal funds purchased and securities sold under agreements to repurchase				RCON
	a.	Federal funds purchased in domestic offices (2)			B993	6,339,000	14.a
					RCFD
	b.	Securities sold under agreements to repurchase (3)			B995	914,000	14.b

15.	Trading liabilities (from Schedule RC-D)				3546	547,800	15

16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				3190	445,000	16
17.	and 18. Not Applicable
19.	Subordinated notes and debentures (4)				3200	8,000	19
20.	Other liabilities (from Schedule RC-G)				2930	2,970,000	20
21.	Total liabilities (sum of items 13 through 20)				2948	30,145,000	21
22.	Minority interest in consolidated subsidiaries				3000	443,000	22
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus				3838	1,500,000	23
24.	Common stock				3230	2,127,000	24
25.	Surplus (exclude all surplus related to prefered stock)				3839	584,000	25
26.	a.Retained earnings				3632	3,995,000	26.a
	b.Accumulated other comprehensive income (5)				B530	23,000	26.b
27.	Other equity capital components (6)				A130	0	27
28.	Total equity captial (sum of items 23 through 27)				3210	8,229,000	28
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)				3300	38,817,000	29

Memorandum

To be reported with the March Report of Condition.

1. Indicate in the box at the right the nuimber of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2005

RCFD6724	Number N/A	M.1

1=Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accouning firm submits a report on the bank

2=Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3=Attestation on bank the managements assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4=Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5=Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6=Review of the bank’s financial statements by external auditors

7=Compilation of the bank’s financial statements by external auditors

8=Other audit procedures (excluding tax preparation work)

9=No external audit work

(1)    Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)    Report overnight Federal Home Loan Bank advances in Schedule RC, Item 16, “Other borrowed money.”

(3)    Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)    Includes limited-life prefered stock and related surplus.

(5)    Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments and minimum pension liability adjustments.

(6)    Includes treasury stock and unearned Employee Stock Ownership Plan shares.